-------------------------------------


                      COMMON SECURITIES GUARANTEE AGREEMENT


                             DOWNEY FINANCIAL CORP.


                            Dated as of July 23, 1999



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                                TABLE OF CONTENTS
                                -----------------

                                                                           PAGE

Article I       DEFINITIONS AND INTERPRETATION.................................2

                   SECTION 1.1  Definitions and Interpretation.................2

Article II      GUARANTEE......................................................3

                   SECTION 2.1  Guarantee......................................3

                   SECTION 2.2  Waiver of Notice and Demand....................3

                   SECTION 2.3  Obligations Not Affected.......................4

                   SECTION 2.4  Rights of Holders..............................4

                   SECTION 2.5  Guarantee of Payment...........................5

                   SECTION 2.6  Subrogation....................................5

                   SECTION 2.7  Independent Obligations........................5

Article III     SUBORDINATION..................................................5

                   SECTION 3.1  Subordination..................................5

                   SECTION 3.2  Pari Passu Guarantees..........................5

Article IV      TERMINATION....................................................5

                   SECTION 4.1  Termination....................................5

Article V       MISCELLANEOUS..................................................6

                   SECTION 5.1  Successors and Assigns.........................6

                   SECTION 5.2  Amendments.....................................6

                   SECTION 5.3  Notices........................................6

                   SECTION 5.4  Benefit........................................7

                   SECTION 5.5  Governing Law..................................7





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                      COMMON SECURITIES GUARANTEE AGREEMENT

     This COMMON SECURITIES GUARANTEE AGREEMENT (the "Common Securities Guarantee"), dated as of July 23, 1999, is executed and delivered by DOWNEY FINANCIAL CORP., a Delaware corporation (the "Guarantor"), for the benefit of the Holders (as defined herein) from time to time of the Common Securities (as defined herein) of DOWNEY FINANCIAL CAPITAL TRUST I, a Delaware business trust (the "Trust").

     WHEREAS, pursuant to an Amended and Restated Trust Agreement, dated as of July 23, 1999 (the "Trust Agreement"), among the Guarantor as Depositor, Wilmington Trust Company as Property Trustee, Wilmington Trust Company as Delaware Trustee, the Administrative Trustees named therein and the holders from time to time of undivided beneficial interests in the assets of the Trust, the Trust is issuing on the date hereof common securities having an aggregate liquidation amount of $3,711,350 to meet the capital requirements of the Trust; such common securities being designated the 10% Common Securities (the "Common Securities");

     WHEREAS, as incentive for the Holders to purchase the Common Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Common Securities Guarantee, to pay the Guarantee Payments (as defined herein) to the Holders of the Common Securities and to make certain other payments on the terms and conditions set forth herein; and

     WHEREAS, the Guarantor is also executing and delivering the Capital Securities Guarantee Agreement, dated as of July 23, 1999 (the "Capital Securities Guarantee"), for the benefit of the holders of the Capital Securities (as defined in the Trust Agreement), the terms of which provide that if: (i) a Debenture Event of Default (as defined in the Trust Agreement) has occurred and is continuing or (ii) the Trust is dissolved or liquidated and funds available to the Trust are insufficient to pay in full the amounts due on the Capital Securities and the Common Securities or if Debentures (as defined in the Trust Agreement) are distributed to Holders of the Common Securities and holders of the Capital Securities upon such liquidation or dissolution and the holders of Capital Securities do not receive the full amount of Debentures to which they are entitled, the rights of Holders of the Common Securities to receive Guarantee Payments under this Common Securities Guarantee are subordinated, to the extent and in the manner set forth herein, to the rights of holders of Capital Securities to receive Guarantee Payments under the Capital Securities Guarantee.

     NOW, THEREFORE, in consideration of the purchase by each Holder of Common Securities, which purchase the Guarantor hereby acknowledges shall benefit the Guarantor, the Guarantor executes and delivers this Common Securities Guarantee for the benefit of the Holders.





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                                   ARTICLE I
                         DEFINITIONS AND INTERPRETATION

SECTION 1.1.  Definitions and Interpretation
              ------------------------------

     In this Common Securities Guarantee, unless the context otherwise requires:

     (a) capitalized terms used in this Common Securities Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

     (b) terms defined in the Trust Agreement as at the date of execution of this Common Securities Guarantee have the same meaning when used in this Common Securities Guarantee unless otherwise defined in this Common Securities Guarantee;

     (c) a term defined anywhere in this Common Securities Guarantee has the same meaning throughout;

     (d) all references to "the Common Securities Guarantee" or "this Common Securities Guarantee" are references to this Common Securities Guarantee as modified, supplemented or amended from time to time;

     (e) all references in this Common Securities Guarantee to Articles and Sections are references to Articles and Sections of this Common Securities Guarantee unless otherwise specified;

     (f) a term defined in the Trust Indenture Act has the same meaning as in the Trust Indenture Act unless otherwise defined in this Common Securities Guarantee; and

     (g) a reference to the singular includes the plural and vice versa.

     (a) "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Common Securities, to the extent not paid or made by or on behalf of the Trust: (i) any accumulated and unpaid Distributions (as defined in the Trust Agreement) that are required to be paid on such Common Securities, to the extent the Trust shall have funds legally available therefor at such time, (ii) the applicable Redemption Price (as defined in the Trust Agreement), to the extent the Trust shall have funds legally available therefor at such time, with respect to any Common Securities called for redemption, and (iii) upon a voluntary or involuntary termination, winding-up or liquidation of the Trust (other than in connection with the distribution of Debentures to the Holders in exchange for Common Securities as provided in the Trust Agreement), the lesser of (a) the Liquidation Distribution (as defined in the Trust Agreement) or (b) the amount of assets of the Trust remaining available for distribution to the Holders after satisfaction of liabilities to creditors of the Trust as required by applicable law; provided, however, that if (i) a Debenture Event of Default shall have occurred and be continuing as a result of any failure by the Depositor to pay any amounts in respect of the Debentures when due, or (ii) the Trust is dissolved or liquidated and (A) funds available to the Trust are insufficient to pay in full the Liquidation Distribution payable on all Outstanding Trust Securities or, (B) a Like Amount of Debentures are distributed to Securityholders upon such





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dissolution or liquidation in accordance  with Article IX of the Trust Agreement and the  Holders  of  Capital  Securities  do not  receive  the full  amount  of
Debentures to which they are entitled, then no payment of any Distribution (including Additional Amounts, if applicable) on, or applicable Redemption Price of, any Common Security, and no other payment on account of the redemption, liquidation or other acquisition of Common Securities, shall be made unless (1) payment in full in cash of all accumulated and unpaid Distributions (including Additional Amounts, if applicable) on all Outstanding Capital Securities for all Distribution periods terminating on or prior thereto, and in the case of payment of the applicable Redemption Price, the full payment in cash of such Redemption Price on all Outstanding Capital Securities then called for redemption, shall have been made or provided for, or (2) the Trust is dissolved or liquidated and the aggregate Liquidation Amount on all Capital Securities then Outstanding, plus accumulated and unpaid Distributions thereon shall have been made or provided for in cash or, in the event a Like Amount of Debentures are
distributed  to  Holders  of  Capital   Securities  upon  such   liquidation  or
dissolution  in  accordance  with  Article  IX  of  the  Trust  Agreement,   the
distribution to each Holder of Capital Securities of such Like Amount of Debentures to which such holder is entitled shall have been made or duly provided for.

     "Holder" means any holder, as registered on the books and records of the Trust, of any Common Securities.

     "Other Guarantees" means any guarantees similar to the Guarantee issued, from time to time, by the Guarantor on behalf of holders of one or more series of capital securities issued by any Downey Trust (as defined in the Indenture) other than the Trust.

                                   ARTICLE II
                                    GUARANTEE

SECTION 2.1.  Guarantee
              ---------

     The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by or on behalf of the Trust), as and when due, regardless of any defense, right of set-off or counterclaim which the Trust may have or assert other than the defense of payment (the "Guarantee"). The Guarantee is a continuing guarantee, and the Guarantor fully, knowingly and unconditionally waives any right the Guarantor may have to revoke the Guarantee as to any future transactions. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Trust to pay such amounts to the Holders.

SECTION 2.2.  Waiver of Notice and Demand
              ---------------------------

     The Guarantor hereby waives notice of acceptance of this Common Securities Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Trust or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.





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SECTION 2.3.  Obligations Not Affected
              ------------------------

     The obligations, covenants, agreements and duties of the Guarantor under this Common Securities Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

     (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Trust of any express or implied agreement, covenant, term or condition relating to the Common Securities to be performed or observed by the Trust;

     (b) the extension of time for the payment by the Trust of all or any portion of the Distributions (other than an extension of time for payment of Distributions that results from the extension of any interest payment period on the Debentures as provided in the Indenture), Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Common Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Common Securities;

     (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Common Securities, or any action on the part of the Trust granting indulgence or extension of any kind;

     (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Trust or any of the assets of the Trust;

     (e) any invalidity of, or defect or deficiency in, the Common Securities;

     (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

     (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor;

it being the intent of this Section 2.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

     There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

SECTION 2.4.  Rights of Holders
              -----------------

     The Guarantor expressly acknowledges that any Holder of Common Securities may institute a legal proceeding directly against the Guarantor to enforce its rights under this Common Securities Guarantee, without first instituting a legal proceeding against the Trust or any other Person.





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SECTION 2.5.  Guarantee of Payment
              --------------------

     This Common Securities Guarantee creates a guarantee of payment and not of collection.

SECTION 2.6.  Subrogation
              -----------

     The Guarantor shall be subrogated to all (if any) rights of the Holders against the Trust in respect of any amounts paid to such Holders by the Guarantor under this Common Securities Guarantee; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Common Securities Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Common Securities Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

SECTION 2.7.  Independent Obligations
              -----------------------

     The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Trust with respect to the Common Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Common Securities Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 2.3 hereof.

                                  ARTICLE III
                                  SUBORDINATION

SECTION 3.1.  Subordination
              -------------

     The obligations of the Guarantor under this Guarantee will constitute unsecured obligations of the Guarantor and will rank subordinate and junior in right of payment to all Senior and Subordinated Debt in the same manner as the Debentures.

SECTION 3.2.  Pari Passu Guarantees
              ---------------------

     The obligations of the Guarantor under this Guarantee shall rank pari passu with the obligations of the Guarantor under all Other Guarantees.

                                   ARTICLE IV
                                   TERMINATION

SECTION 4.1.  Termination
              -----------

     This Common Securities Guarantee shall terminate and be of no further force or effect upon (i) full payment of the applicable Redemption Price of all the Common Securities, (ii) the distribution of Debentures to the Holders in exchange for all of the Common Securities or





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(iii) full payment of the amounts payable in accordance with the Trust Agreement upon liquidation or dissolution of the Trust. Notwithstanding the foregoing, this Common Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid with respect to the Common Securities or under this Common Securities Guarantee.

                                   ARTICLE V
                                  MISCELLANEOUS

SECTION 5.1.  Successors and Assigns
              ----------------------

     All guarantees and agreements contained in this Common Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Common Securities then outstanding.

SECTION 5.2.  Amendments
              ----------

     Except with respect to any changes which do not adversely affect the rights of the Holders in any material respect (in which case no consent of the Holders will be required), this Common Securities Guarantee may only be amended with the prior approval of the Holders of a majority in Liquidation Amount of all the outstanding Common Securities. The provisions of Article VI of the Trust Agreement concerning meetings of Holders of the Trust Securities shall apply to the giving of such approval.

SECTION 5.3.  Notices
              -------

     All notices provided for in this Common Securities Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by first-class mail, as follows:

     (a) if given to the Trust, in care of the Administrative Trustee at the Trust's mailing address set forth below (or such other address as the Trust may give notice of to the Holders):

         Downey Financial Capital Trust I
         c/o Downey Financial Corp.
         3501 Jamboree Road, North Tower
         Newport Beach, California 92660
         Facsimile No.:  (949) 725-0619
         Attention:  Donald E. Royer

     (b) if given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders of the Common Securities):

         Downey Financial Corp.
         3501 Jamboree Road, North Tower




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         Newport Beach, California 92660
         Facsimile No.:  (949) 725-0619
         Attention:  Donald E. Royer

     (c) if given to any Holder of Common Securities, at the address set forth on the books and records of the Trust.

     All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first-class mail, postage prepaid, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

SECTION 5.4.  Benefit
              -------

     This Common Securities Guarantee is solely for the benefit of the Holders and is not separately transferable from the Common Securities.

SECTION 5.5.  Governing Law
              -------------

     THIS COMMON SECURITIES GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THEREOF.

     This Common Securities Guarantee is executed as of the day and year first above written.

                                  DOWNEY FINANCIAL CORP.



                                 By:   /s/ Daniel D. Rosenthal
                                       -----------------------------------
                                       Daniel D. Rosenthal
                                       President & Chief Executive Officer




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